Exhibit 13(b)

Frank Wheeler, Chief Executive Officer, and Monique Labbe, Chief Financial Officer of The China Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR/A filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Frank Wheeler

Frank Wheeler

Chief Executive Officer of The China Fund, Inc.

Date:	March 12, 2021

By:	/s/ Monique Labbe

Monique Labbe

Chief Financial Officer of The China Fund, Inc.

Date:	March 12, 2021